AMENDMENT TO THE
TRUST FOR ADVISED PORTFOLIOS
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 23rd day of February, 2016, to the Transfer Agent Servicing Agreement, dated as of January 1, 2014, as amended (the “Agreement”), is entered into by and between TRUST FOR ADVISED PORTFOLIOS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a fund; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of Trust for Advised Portfolios

Exhibit L, the Bramshill Income Performance Fund is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR ADVISED PORTFOLIOS	U.S. BANK NATIONAL ASSOCIATION

By: /s/ Christopher E. Kashmerick	By: /s/ Michael R. McVoy

Name: Christopher E. Kashmerick	Name: Michael R. McVoy

Title: President	Title: Senior Vice President

Exhibit L to the Trust for Advised Portfolios Transfer Agent Servicing Agreement

Name of Series
Bramshill Income Performance Fund

Transfer Agent, Shareholder & Account Services Fee Schedule at February, 2016
Annual Service Charges to the Fund*
▪	Base Fee for 1st CUSIP __ per year
▪	Additional CUSIP Fee __ per year
▪	NSCC Level 3 Accounts __ per open account
▪	No-Load Fund Accounts __ per open account
▪	Load Fund Accounts __ per open account
▪	Closed Accounts __ per closed account

Annual Basis Point Fee
__ basis point on the first __
__ basis points on the next __
__ basis points on the balance

Services Included in Annual Basis Point Fee
▪	Telephone Calls
▪	Voice Response Calls
▪	Manual Shareholder Transaction & Correspondence
▪	Omnibus Account Transaction
▪	Daily Valuation/Manual 401k Trade
▪	Report Source - Client on-line access to fund and investor data. Includes set up and 2 user Ids.
▪	NSCC System Interface
▪	Short-Term Trader Reporting - Software application used to track and/or assess transaction fees that are determined to be short-term trades.
▪
Excessive Trader - Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.

▪	12b-1 Aging - Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.

CUSIP Setup
▪	CUSIP Setup beyond the initial CUSIP - __ per CUSIP
▪	Expedited CUSIP Setup - __ per CUSIP (Less than 35 days)

Out-Of-Pocket Expenses
Including but not limited to telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor confirms, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings.

Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, short-term trader reporting, excessive trader, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, Real Time Cash Flow, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Fund Source, EConnect Delivery, Shareholder Call review analysis, marketing and fulfillment solution (eCONNECT), and additional services mutually agreed upon.

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.

Exhibit L to the Trust for Advised Portfolios Transfer Agent Servicing Agreement
Transfer Agent & Shareholder Services
Supplemental Services – E-Commerce Services Fee Schedule at February, 2016
FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
▪	FAN Web Premium (Fund Groups over 50,000 open accounts)
−	Implementation - __ per fund group – includes up to 25 hours of technical/BSA support
−	Annual Base Fee - __ per year
▪	FAN Web Select (Fund Groups under 50,000 open accounts)
−	Implementation - __ per fund group – includes up to 10 hours of technical/BSA support
−	Annual Base Fee - __ per year
▪	FAN Web Direct (API) – Quoted Separately
▪	Customization - $200 per hour – (subject to change at prevailing rates of vendor)
▪	Activity (Session) Fees:
−	Inquiry - __ per event
−	Account Maintenance - __ per event
−	Transaction – Financial transactions, reorder statements, etc. - __ per event
−	New Account Setup - __ per event (Not available with FAN Web Select)
▪	Strong Authentication:
−	__ per month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)
FAN Web- Responsive Design (includes Mobile Access)
Shareholder account access through the internet.  Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. This version of FAN Web has a completely redesigned, modern user interface which caters to a full range of connected devices, including tablets and smart phones.
▪	FAN Web Premium (Fund Groups over 50,000 open accounts)
▪	Implementation - __ per fund group – includes up to 90 hours of technical/BSA support
▪	Annual Base Fee - __ per year
▪	FAN Web Select (Fund Groups under 50,000 open accounts)
−	Implementation __ per fund group – includes up to 45 hours of technical/BSA support
−	Annual Base Fee - __ per year
▪	Customization - __ per hour - (subject to change at prevailing rates of vendor)
▪	Activity (Session) Fees:
−	Inquiry - __ per event
−	Account Maintenance - $__ per event
−	Transaction – financial transactions, duplicate statement requests, etc. - __ per event
−	New Account Set-up - __ per event (Not available with FAN Web Select)
▪	Strong Authentication:
−	__ per month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)
FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker dealers for import into a variety of financial planning software packages.
▪	Base Fee Per Management Company – file generation and delivery - __ per year
▪	Per Record Charge
−	Rep/Branch/ID - __
−	Dealer - __
▪	Price Files - __ per record or __ per user per month, whichever is less
Vision
Permits broker dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
▪	Inquiry Only
−	Inquiry - __ per event
−	Per broker ID - __ per month per ID
▪	Transaction Processing
−	Implementation - __ per management company
−	Transaction – purchase, redeem, exchange, literature order - __ per event
−	New Account Setup – __ per event
−	Monthly Minimum Charge - __ per month Fund Source –Client Access to audited fund information, pricing, performance, literature, processing guidelines__ per Month - Unlimited Users

Exhibit L to the Trust for Advised Portfolios Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
Supplemental Services – E-Commerce Services Fee Schedule (continued) at February, 2016

eConnect –
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
-	__ per Email
Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪	BDS – Statement Storage & Retrieval
-	Setup: __ per user
-	Support: __ per user per month
▪	ReportSource – Report and Data File Storage & Retrieval
-	Setup: Included in initial fund setup on Transfer Agent system
-	__ per user per month beyond 2 users included as part of setup
Additional Data Delivery Services
▪	Ad Hoc per PowerSelect File Development
-	Standard ad-hoc select: __ per file
-	Custom coded data for recurring, scheduled delivery: __ per hour consultation and programming development
-	Support: __ per file per month for recurring files/reports scheduled for delivery via Report Source.
-	Recurring files scheduled for delivery via Report Source.
▪	Custom Electronic File Exchange (DDS delivery of standard TIP files)
-	Setup: __ one-time fee
-	Support: __ per file per month

Recordkeeping Application Access
▪	Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
−	__ implementation
−	__ per month
▪	Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
−	Cost varies depending upon location and bandwidth
▪	TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
−	__ implementation
−	__ per ID per month
▪	TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
−	__ implementation
−	__ per ID per month
▪	TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
−	__ implementation
−	__ per ID per month
▪	Automated Work Distributor (AWD) – Image and workflow application.
−	__ implementation
−	__ per ID per month
▪	Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
−	__ implementation
−	__ per ID per month
▪	PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
−	__ per month

Programming Charges- (subject to change at prevailing rate of vendor)
▪	__ per hour
▪	Charges incurred for customized services based upon fund family requirements including but not limited to:
-	Fund setup programming (transfer agent system, statements, options, etc.)
-	Conversion programming
-	Customized service development
-	Voice response system setup (menu selections, shareholder system integration, testing, etc.)
-	All other client specific customization and/or development services
Outbound Calling & Marketing Campaigns – Cost based on project requirements

Exhibit L to the Trust for Advised Portfolios Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services Supplemental Services Fee Schedule at February, 2016

Transfer Agent Training Services
▪	On-site at USBFS - __ per day
▪	At Client Location - __ per day plus travel and out-of-pocket expenses if required

Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
▪	__ per direct open account per year

Email Services – Services to capture, queue, monitor, service and archive shareholder email correspondence:
▪	__ setup per fund group
▪	__ per month administration
▪	__ per received email correspondence

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
▪	__ per fund group per month

Literature Fulfillment Services
▪	Account Management/Database Administration
−	__ per month
−	Receiving - __ per SKU
−	Order Processing - __ per order
−	Skid Storage - __ 0 per month per location
−	Disposal - __ per SKU
▪	Inbound Teleservicing Only
−	Account Management - $250 per month (OR)
−	Call Servicing - __ per call
▪	Lead Source Reporting
−	__ per month
▪	Closed Loop Reporting
−	Account Management - __ per month
−	Database Installation, Setup - __ per fund group
▪	Out-of-Pocket Expenses
−	Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
-	__ per Month

CTI Reporting – Integrated custom detailed call reporting
▪	__ per monthly report

Exhibit L to the Trust for Advised Portfolios Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services Supplemental Services Fee Schedule (continued) at February, 2016

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪	__ per qualified plan account or Coverdell ESA account (Cap at __ per SSN)
▪	__ per transfer to successor trustee
▪	__ per participant distribution (Excluding SWPs)
▪	__ per refund of excess contribution
▪	__ per reconversion/re-characterization

Additional Shareholder Paid Fees
▪	__ per outgoing wire transfer or overnight delivery
▪	__ per telephone exchange
▪	__ per return check or ACH or stop payment
▪	__ per research request per account (This fee applies to requests for statements older than the prior year)

Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family:
▪	__ setup per fund group
▪	__ per certificate transaction

Real Time Cash Flow
▪	Implementation (one time charge) & Recurring Charges (monthly)
-	5 Users – __
-	10 Users – __
-	20 Users – __
-	30 Users – __
-	40 Users – __
-	50 Users – __
▪	Training
-	WebEx - __ per user
-	On Site at USBFS - __ per day
-	At Client Location - __ per day plus travel and out-of-pocket expenses if required
▪	Real Time Data Feeds
-	Implementation (per feed) - __ per hour (8 hour estimate)
-	Recurring (per feed) - __ per month

Advisor’s Signature below acknowledges approval of the fee schedules on this Exhibit L

Bramshill Investments, LLC

By: /s/ Stephen Selver

Printed Name and Title: Stephen Selver, Chief Executive Officer	Date: 2/23/2016

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